UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 12, 2026

METROPOLITAN BANK HOLDING CORP.

(Exact Name of Registrant as Specified in Its Charter)

New York	001-38282	13-4042724
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

99 Park Avenue, New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

(212) 659-0600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MCB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously reported, Metropolitan Bank Holding Corp. (the “Company”) entered into an underwriting agreement with UBS Securities LLC and Hovde Group, LLC as representatives of the underwriters named therein (the “Underwriters”) in connection with an underwritten public offering (the “Offering”) of $175.0 million of the Company’s common stock (“Common Stock”), pursuant to which the Company granted the Underwriters an option (the “Option”) for a period of 30 days following the closing of the Offering to purchase up to an additional 315,000 shares of Common Stock. On March 12, 2026, the Underwriters exercised the Option to purchase 213,395 shares of Common Stock, and on March 16, 2026 the Company issued and sold to the Underwriters such shares and received net proceeds of approximately $17.2 million after deducting underwriters’ discounts and commissions.

A copy of the press release announcing the Underwriters’ exercise of the Option is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 16, 2026

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

METROPOLITAN BANK HOLDING CORP.

Dated: March 16, 2026	By:	/s/ Daniel F. Dougherty
Daniel F. Dougherty
Executive Vice President and Chief Financial Officer